UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2010

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
160 Raritan Center Parkway,
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On March 2, 2010, Majesco Entertainment Company (the “Company”) received a notice from The Nasdaq Stock Market indicating that the Company had not maintained compliance with Marketplace Rule 5550(a)(2) requiring the Company’s listed securities to have a minimum value of $1.00 per share for 30 consecutive trading days. As anticipated, the letter was issued in accordance with Marketplace Rule 5810(c)(3)(A), which provided the Company with 180 calendar days, or until August 30, 2010, to regain compliance by maintaining a per-share value of listed securities of at least $1.00 million for a minimum of 10 consecutive business days during the 180-day period.
In compliance with Marketplace Rule 5810(b), the Company issued a press release on March 4, 2010 to announce that the Company received the notice. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release dated March 4, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2010	MAJESCO ENTERTAINMENT COMPANY

/s/ Jesse Sutton Jesse Sutton
Chief Executive Officer